                                                                    Exhibit 1(b)

                   LASALLE REAL ESTATE SECURITIES FUND, INC.

                             ARTICLES OF AMENDMENT
                         CHANGING NAMES OF CORPORATION
                     PURSUANT TO MGCL SECTION 2-605(a)(4)


     LaSalle Real Estate Securities Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide as follows:

             The name of the Corporation is hereby changed to "LaSalle Partners Funds, Inc."

     SECOND: The amendment does not change the outstanding capital stock of the corporation or the aggregate par value thereof.

     THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

        IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Executive Vice President and witnessed by its Assistant Secretary on this day of December 30, 1997.


                                LASALLE REAL ESTATE SECURITIES FUND, INC.

                                By: /s/ Keith R. Pauley
                                   --------------------------------------
                                    Keith R. Pauley
                                    Executive Vice President

ATTEST:

/s/ Audre' J. Melsbakas
-------------------------------
Audre' J. Melsbakas
Assistant Secretary


        THE UNDERSIGNED, the Executive Vice President of LaSalle Real Estate Securities Fund, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                /s/ Keith R. Pauley
                                -------------------------------------
                                Keith R. Pauley
                                Executive Vice President

         The undersigned, Executive Vice President of LaSalle Partners Funds, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ Keith R. Pauley
                                       ----------------------------
                                       Keith R. Pauley
                                       Executive Vice President

                                      -2-